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                                                                   Exhibit 10.01
                                                                  EXECUTION COPY

                         EXECUTIVE EMPLOYMENT AGREEMENT

     This EXECUTIVE EMPLOYMENT AGREEMENT (the "AGREEMENT") is dated this September 26, 2005, between Belden CDT Inc. a Delaware corporation (the "COMPANY"), and John Stroup (the "EXECUTIVE").

                                   WITNESSETH:

     WHEREAS, the Company desires to employ Executive as President and Chief Executive Officer of the Company and Executive desires to accept such employment;

     WHEREAS, the Company and Executive desire to enter into the Agreement to set forth the terms of Executive's employment by the Company;

     NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   POSITION/DUTIES.

          (a) Executive shall serve as the President and Chief Executive Officer of the Company. As President and Chief Executive Officer of the Company, Executive shall have active and general supervision and management over the business and affairs of the Company and shall have full power and authority to act for all purposes for and in the name of the Company in all matters except where action of the Board of Directors of the Company (the "BOARD") is required by law, the by-laws of the Company, or resolutions of the Board, and shall have such other duties and responsibilities as the Board shall designate that are consistent with Executive's position. Executive shall report exclusively to the Board.

          (b) Executive shall use Executive's best efforts to perform faithfully and efficiently the duties and responsibilities assigned to Executive hereunder and devote substantially all of Executive's business time to the performance of Executive's duties with the Company; provided, the foregoing shall not prevent Executive from (i) participating in charitable, civic, educational, professional, community or industry affairs or, with prior approval of the Board, serving on the board of directors or advisory boards of other companies and (ii) managing Executive's and Executive's family's personal investments, in all events so long as such activities do not materially interfere with the performance of Executive's duties hereunder or create a potential business conflict or the appearance thereof. If at any time service on any board of directors or advisory board would, in the good faith judgment of the Board, conflict with Executive's fiduciary duty to the Company or create any appearance thereof, Executive shall, as soon as reasonably practicable considering any fiduciary duty to the other such company, resign from such other board of directors or advisory board after written notice of the conflict is received from the Board.

          (c) The Board shall take such action as may be necessary to appoint or elect Executive as a member of the Board as soon as there is a legal vacancy on the Board, but not to be effective prior to the Effective Date (defined below). Thereafter, during the Term, the Board

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shall nominate Executive for re-election as a member of the Board at the expiration of Executive's then-current term.

          (d) Executive further agrees to serve without additional compensation as an officer and director of any of the Company's subsidiaries and agrees that any amounts received from any such corporation may be offset against the amounts due hereunder.

     2. TERM OF AGREEMENT. The Agreement shall be effective on the date hereof and the initial term of Executive's employment with the Company shall commence on such date as the Board and Executive agree, but not later than October 31, 2005 (the "EFFECTIVE DATE"), and shall end on the third anniversary of the Effective Date. The term of this Agreement shall be automatically extended thereafter for successive one (1) year periods unless, at least ninety (90) days prior to the end of the initial term of this Agreement or the then current succeeding one-year extended term of this Agreement, the Company or Executive has notified the other that the term hereunder shall terminate upon its expiration date. The initial term of this Agreement, as it may be extended from year to year thereafter, is herein referred to as the "TERM." The foregoing to the contrary notwithstanding, upon the occurrence of a Change in Control (defined below) at any time after the first anniversary of the Effective Date, the term of this Agreement shall be extended to the second anniversary of the date of the occurrence of such Change in Control and shall be subject to expiration upon notice by Executive or the Company to the other party or to automatic successive additional one-year periods thereafter, as the case may be, in the manner provided above. If Executive remains employed by the Company beyond the expiration of the Term, he shall be an employee at-will; except that any provisions identified as surviving shall continue. In all events hereunder, Executive's employment is subject to earlier termination pursuant to Section 7 hereof, and upon such earlier termination the Term shall be deemed to have ended.

     3. BASE SALARY. Commencing on the Effective Date, the Company shall pay Executive a base salary (the "BASE SALARY") at an annual rate of $600,000, payable in accordance with the regular payroll practices of the Company. Executive's Base Salary shall be subject to annual review by the Board (or a committee thereof) and may be increased from time to time by the Board. The base salary as determined herein from time to time shall constitute "Base Salary" for purposes of this Agreement.

     4. ANNUAL BONUS. Commencing on the Effective Date, Executive shall be eligible to participate in the Company's Management Incentive Plan and any successor annual bonus plans. Executive shall have the opportunity to earn an annual target bonus, measured against performance criteria to be determined by the Board (or a committee thereof), of at least 100% of Base Salary. Executive's 2005 annual bonus shall not be less than $280,000.

     5. EQUITY AWARDS.

          (a) BUY-OUT OPTION GRANT. The Board or the committee of the Board (the "COMMITTEE") appointed to administer the Company's 2001 Long-Term Performance Incentive Plan as may be amended or replaced from time to time ("PLAN"), shall award Executive as of the Effective Date, two options (collectively and singularly, the "BUY-OUT OPTION") to purchase an aggregate number of shares of the Company's common stock


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("COMMON STOCK") as equals the product of (i) the quotient of (A) $3,000,000 divided by (B) the Fair Market Value (as defined under the Plan) of Common Stock on the Effective Date, multiplied by (ii) three (3). 100,000 shares of the Buy-Out Option shall be granted in accordance with the form of award attached hereto as Exhibit A. The balance of the shares of the Sign-on Option shall be granted in accordance with the form of award attached hereto as Exhibit B.

          (b) BUY-OUT RESTRICTED STOCK UNITS. The Board or the Committee shall award Executive as of the Effective Date such number of restricted stock units (the "BUY-OUT RSUS") as equals the quotient of (i) $3,000,000 divided by (ii) the Fair Market Value of Common Stock on the Effective Date, in accordance with the form of award attached hereto as Exhibit C.

          (c) ANNUAL LONG-TERM INCENTIVE AWARDS.

               (i) Commencing with annual awards granted to senior executives in 2006, Executive shall be eligible for annual long-term incentive awards throughout the Term under such long-term incentive plans and programs as may be in effect from time to time in accordance with the Company's compensation practices and the terms and provisions of any such plans or programs; provided, that Executive's participation in such plans and programs shall be at a level and on terms and conditions consistent with participation by other senior executives of the Company, as the Board or the Committee shall determine in its sole discretion, with due consideration of Executive's position and awards granted to other senior executives of the Company. Notwithstanding, Executive shall be granted an annual long-term incentive equity award during each of the 2006, 2007 and 2008 fiscal years having a value on the grant date of not less than $2,500,000 (the "INITIAL TERM ANNUAL AWARDS"). The Initial Term Annual Awards shall be granted in the form of stock options or restricted stock units ("RSUS") or a combination thereof, unless Executive and the Committee otherwise agree. The portion of such dollar value of each Initial Term Annual Award granted as stock options and the portion granted as RSUs shall be determined in the discretion of the Board or Committee, provided that not less than one-half of such annual value shall be granted as RSUs.

               (ii) For Initial Term Annual Awards of RSUs, the number of RSUs granted shall be equal to the quotient of (A) the dollar value to be awarded divided by (B) the Fair Market Value of a share of Common Stock on the grant date. For Initial Term Annual Awards of stock options, the number of options granted shall be equal to the quotient of (C) the dollar value to be awarded divided by (D) the Black-Scholes value (or other option valuation method) of one share of Common Stock on the grant date as determined by the Committee or the Board for the valuation of stock option grants to other senior executives during such fiscal year.

               (iii) For Initial Term Annual Awards granted as stock options, each such option share shall have an exercise price equal to the Fair Market Value of one (1) share of Common Stock and shall vest and become exercisable in three (3) equal installments on the first, second and third anniversaries of the grant date, provided that Executive has been continuously employed by the Company through each such vesting date for such installment to so vest. Initial Term Annual Awards granted as RSUs shall


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     fully vest (A) on the third anniversary of the grant date or (B) if
     Executive shall have attained stated performance objectives over a three-year period, or (C) a combination of (A) and (B), and in no part prior to such vesting date, provided that Executive shall have been continuously employed by the Company through such vesting date, all as shall be determined in the sole discretion of the Committee or the Board.

               (iv) All Initial Term Annual Awards shall be granted pursuant to the terms of the Plan as then in effect. In the event that, pursuant to Plan limits, during any fiscal year the Board and Committee are not authorized to grant a number of Initial Term Annual Award stock options or RSUs (or both) payable in shares of stock, having an aggregate value of $2,500,000, then such amount as is not so granted shall be awarded on substantially the same terms as stock options and RSUs, but such awards shall be payable to Executive in cash (e.g., as cash-based phantom stock and stock appreciation rights), subject to applicable tax and other law. The Company shall use its reasonable efforts to cause an amendment of the Plan to be adopted and approved by shareholders at the 2006 annual meeting, prior to the grant of the 2006 Initial Term Annual Awards, in compliance with applicable law (including stock exchange listing requirements), as is necessary to authorize the granting of the full value of Initial Term Annual Awards payable in shares of stock under the Plan during each of the 2006, 2007 and 2008 fiscal years provided hereunder.

               (v) Initial Term Annual Awards and all other long-term incentive awards shall be granted pursuant to and, to the extent not contrary to the terms of this Agreement, shall be subject to all of the terms and conditions imposed upon such awards granted under the Plan.

          (d) STOCK OWNERSHIP. Executive shall be subject to, and shall comply with, the stock ownership guidelines of the Company as may be in effect from time to time; provided, Executive's vested and unvested Buy-Out RSUs and restricted stock units granted as Initial Term Annual Awards shall be credited towards his stock ownership obligation, provided that Executive otherwise does not dispose of any shares acquired following vesting of such Buy-Out RSUs and restricted stock units.

     6. EMPLOYEE BENEFITS. Commencing on the Effective Date:

          (a) BENEFIT PLANS. Executive shall be entitled to participate in all employee benefit plans of the Company including, but not limited to, equity, pension, thrift, profit sharing, medical coverage, education, or other retirement or welfare benefits that the Company has adopted or may adopt, maintain or contribute to for the benefit of its senior executives in accordance with the terms of such plans and programs.

          (b) VACATION. Executive shall be entitled to annual paid vacation in accordance with the Company's policy applicable to senior executives, but in no event less than four (4) weeks per year (as prorated for partial years of employment).

          (c) BUSINESS AND ENTERTAINMENT EXPENSES. Upon presentation of appropriate documentation, Executive shall be reimbursed in accordance with the Company's


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expense reimbursement policy for all reasonable and necessary business expenses incurred in connection with the performance of Executive's duties hereunder. The Company shall reimburse Executive for his reasonable professional fees incurred to negotiate and prepare this Agreement, not in excess of $7,500.

          (d) RELOCATION. Executive will relocate his residence to the vicinity of the Company's headquarters within a time frame mutually agreed upon between Executive and the Board (the "RELOCATION PERIOD"), but not later than 120 days following the Effective Date. Executive shall be entitled to relocation benefits in accordance with the Company's relocation policy; provided, the Company shall extend the period for which Executive shall be eligible for reimbursement of his temporary housing expenses to 120 days.

          (e) Certain Amendments. Nothing herein shall be construed to prevent the Company from amending, altering, terminating or reducing any plans, benefits or programs so long as Executive continues to receive compensation and benefits consistent with Sections 4, 5, 6(b) and 6(d).

     7. TERMINATION. Executive's employment and the Term shall terminate on the first of the following to occur:

          (a) DISABILITY. Upon written notice by the Company to Executive of termination due to Disability, while Executive remains Disabled. For purposes of this Agreement, "DISABILITY" shall have the meaning defined under the Company's then-current long-term disability insurance plan in which Executive participates.

          (b) DEATH. Automatically on the date of death of Executive.

          (c) CAUSE. Immediately upon written notice by the Company to Executive of a termination of Executive's employment for Cause. "CAUSE" shall mean:

               (i) Executive's willful and continued failure to perform substantially his duties owed to the Company or its affiliates after a written demand for substantial performance is delivered to him specifically identifying the nature of such unacceptable performance and is not cured by Executive within a reasonable period, not to exceed thirty (30) days;

               (ii) Executive is convicted of (or pleads guilty or no contest to) a felony or any crime involving moral turpitude;

               (iii) Executive has engaged in conduct that constitutes gross misconduct in the performance of his employment duties; or

               (iv) Executive breaches any representation, warranty or covenant under Section 22.

     An act or omission by Executive shall not be "willful" if conducted in good faith and with Executive's reasonable belief that such conduct is in the best interests of the Company.


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          (d) WITHOUT CAUSE. Upon written notice by the Company to Executive of an involuntary termination of Executive's employment other than for Cause (and other than due to his Disability).

          (e) GOOD REASON. Upon written notice by Executive to the Company of a voluntary termination of Executive's employment, at any time during a Protection Period (defined below), for Good Reason. "GOOD REASON" shall mean, without the express written consent of Executive, the occurrence of any of the following events:

               (i) Executive's Base Salary or annual target bonus opportunity is reduced (other than any (A) reduction related to Company or individual performance and (B) reduction in connection with any across-the-board reduction of base salaries or target bonus opportunities of senior executives of the Company);

               (ii) Executive's duties or responsibilities are negatively and materially changed in a manner inconsistent with Executive's position (including status, offices, titles, and reporting responsibilities) or authority;

               (iii) The Company requires Executive's principal office to be relocated more than 50 miles from its location as of the date immediately preceding the Change in Control; or

               (iv) Failure by the Company to elect or reelect Executive as a member of the Board of Directors.

          (f) VOLUNTARY TERMINATION FOR ANY REASON (WITHOUT GOOD REASON DURING A PROTECTION PERIOD). Upon at least thirty (30) days' prior written notice by Executive to the Company of Executive's voluntary termination of employment (i) for any reason prior to or after a Protection Period or (ii) without Good Reason during a Protection Period, in either case which the Company may, in its sole discretion, make effective earlier than any termination date set forth in such notice.

     8. CONSEQUENCES OF TERMINATION. Any termination payments made and benefits provided under this Agreement to Executive shall be in lieu of any termination or severance payments or benefits for which Executive may be eligible under any of the plans, policies or programs of the Company or its affiliates. Except to the extent otherwise provided in this Agreement, all benefits, including, without limitation, stock option grants, restricted stock units grants and other awards under the Company's long-term incentive programs, shall be subject to the terms and conditions of the plan or arrangement under which such benefits accrue, are granted or are awarded. Upon termination of Executive's employment, the following amounts and benefits shall be due to Executive:

          (a) DEATH; DISABILITY. If Executive's employment terminates due to Executive's death or Disability, then the Company shall pay or provide Executive (or the legal representative of his estate in the case of his death) with:

               (i) (A) any accrued and unpaid Base Salary through the date of termination and any accrued and unused vacation in accordance with Company policy;


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     (B) reimbursement for any unreimbursed expenses, incurred and documented in accordance with applicable Company policy, through the date of termination; and (C) reimbursement for any unpaid relocation expenses in accordance with
     Section 6(d) (collectively, "ACCRUED OBLIGATIONS"). Accrued Obligations payable under clause (A) shall be payable within fifteen (15) days following the date of termination, and under clauses (B) and (C) shall be paid within fifteen (15) days after Executive shall have provided the Company all required documentation therefor;

               (ii) Any unpaid bonus earned with respect to any fiscal year ending on or preceding the date of termination, payable when bonuses are paid generally to senior executives for such year;

               (iii) A pro-rated annual bonus for the fiscal year in which such termination occurs, the amount of which shall be based on actual performance under the applicable bonus plan and the fraction the numerator of which is the number of days elapsed during the performance year through the date of termination and the denominator of which is 365, which pro-rated bonus shall be paid when bonuses are paid generally to senior executives for such year;

               (iv) Any disability insurance benefits, or life insurance proceeds, as the case may be, as may be provided under the Company plans in which Executive participates immediately prior to such termination; and

               (v) Executive's Buy-Out Option and Buy-Out RSUs shall become immediately fully vested, and Executive's Buy-Out Option shall be exercisable for the lesser of one year following the date of termination or the unexpired stated term of the grant. All of Executive's other unvested long-term incentive awards (including Initial Term Annual Awards) granted to Executive through the date of termination shall vest or be forfeited, and any such vested awards granted as stock options shall be exercisable, in accordance with the terms and conditions set forth in such awards.

          (b) VOLUNTARY TERMINATION (INCLUDING VOLUNTARY TERMINATION WITHOUT GOOD REASON DURING A PROTECTION PERIOD); INVOLUNTARY TERMINATION WITHOUT CAUSE AT OR AFTER AGE 65; INVOLUNTARY TERMINATION FOR CAUSE.

               (i) If Executive's employment should be terminated (i) by Executive for any reason at any time other than during a Protection Period, or (ii) by Executive without Good Reason during a Protection Period, then:
     (A) the Company shall pay to Executive any Accrued Obligations in accordance with Section 8(a)(i); (B) all unvested stock options, restricted stock units and other unvested long-term incentive grants (including the unvested portion of the Buy-Out Option, unvested Buy-Out RSUs and any unvested Initial Term Annual Awards) shall be immediately forfeited and cancelled; and (C) all vested stock options (including the vested portion of the Buy-Out Option and any vested Initial Term Annual Awards granted as stock options) shall be exercisable for ninety (90) days following such termination.


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               (ii) If Executive's employment is terminated by the Company other than for Cause and other than for Disability at or after Executives' attainment of age 65, (x) the Company shall pay to Executive any Accrued Obligations and (y) Executive's long-term incentive grants shall vest or be forfeited, and any stock options shall be exercisable, as set forth in the applicable grant agreement, but not less than ninety (90) days.

               (iii) If Executive's employment is terminated by the Company for Cause, the Company shall pay to Executive any Accrued Obligations, and all vested and unvested stock options, restricted stock units and other vested and unvested long-term incentive grants (including the vested and unvested portion of the Buy-Out Option, vested and unvested Buy-Out RSUs and any vested and unvested Initial Term Annual Awards) shall be immediately forfeited and cancelled.

          (c) TERMINATION WITHOUT CAUSE. If at any time (A) prior to Executive's attainment of age 65 and (B) other than during a Protection Period, Executive's employment by the Company is terminated by the Company other than for Cause (and other than a termination for Disability), then the Company shall pay or provide Executive with:

               (i) Executive's Accrued Obligations, payable in accordance with
     Section 8(a)(i);

               (ii) Any unpaid bonus earned with respect to any fiscal year ending on or preceding the date of termination, payable when bonuses are paid generally to senior executives for such year;

               (iii) A pro-rated annual bonus for the fiscal year in which such termination occurs, the amount of which shall be based on actual performance under the applicable bonus plan and the fraction the numerator of which is the number of days elapsed during the performance year through the date of termination and the denominator of which is 365, which pro-rated bonus shall be paid when bonuses are paid generally to senior executives for such year;

               (iv) Severance payments in the aggregate amount equal to the product of (A) the sum of (1) Executive's then Base Salary plus (2) his annual target bonus multiplied by (B) one and one-half (1.5), which amount shall be payable to Executive in equal payroll installments over a period of eighteen (18) months;

               (v) Subject to Executive's continued co-payment of premiums, continued participation for eighteen (18) months in the Company's medical benefits plan which covers Executive (and his eligible dependents) upon the same terms and conditions (except for the requirement of Executive's continued employment) in effect for active employees of the Company. In the event Executive obtains other employment that offers substantially similar or more favorable medical benefits, such continuation of coverage by the Company under this subsection shall immediately cease. The continuation of health benefits under this subsection shall reduce the period of coverage and count


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     against Executive's right to healthcare continuation benefits under the
     Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"); and

               (vi) Executive's Buy-Out Option and Buy-Out RSUs shall become immediately fully vested, and Executive's Buy-Out Option shall be exercisable for the lesser of one year following the date of termination or the unexpired stated term of the grant. All of Executive's other unvested long-term incentive awards (including unvested Initial Term Annual Awards) granted to Executive through the date of termination shall vest or be forfeited, and any such vested awards granted as stock options shall be exercisable, in accordance with the terms and conditions set forth in such awards.

          (d) COMPANY NON-RENEWAL OF TERM. In the event that the Term expires at any time prior to the fifth anniversary of the Effective Date (without regard for a termination of Executive's employment upon such expiration or a continuation of Executive's employment at-will following such expiration), as a result of a Company notice to Executive that the Term shall not be extended beyond such expiration date, the Buy-Out RSUs shall become immediately fully vested upon such expiration date.

     9. CONDITIONS. Any payments or benefits made or provided to Executive pursuant to any subsection of Section 8 (provided, in the case of Section 8(d), only if Executive's employment then terminates), or Section 10(c) and Section 10(d), other than Accrued Obligations, are subject to Executive's:

          (a) compliance with the provisions of Section 11 hereof;

          (b) delivery to the Company of an executed Agreement and General Release (the "GENERAL RELEASE"), which shall be substantially in the form attached hereto as Exhibit D within twenty-one (21) days after presentation thereof by the Company to Executive; and

          (c) delivery to the Company of a resignation from all offices, directorships and fiduciary positions with the Company, its affiliates and employee benefit plans.

Notwithstanding the due date of any post-employment payments, any amounts due following a termination under this Agreement (other than Accrued Obligations) shall not be payable until after the expiration of any statutory revocation period applicable to the General Release without Executive having revoked such General Release, and, subject to the provisions of Section 20 hereof, any such amounts shall be paid to Executive within thirty (30) days thereafter. Notwithstanding, Executive shall be entitled to any Accrued Obligations, payable without regard for the conditions of this Section 9.

     10. CHANGE IN CONTROL; EXCISE TAX.

          (a) CHANGE IN CONTROL. A "CHANGE IN CONTROL" of the Company shall be deemed to have occurred if any of the events set forth in any one of the following subparagraphs shall occur:

               (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as


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     amended (the "EXCHANGE ACT")) (a "PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "OUTSTANDING COMPANY VOTING SECURITIES"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of
     Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1) and (2) of subsection (c) of this definition; or

               (ii) individuals who, as of the date hereof, constitute the Board (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "BUSINESS COMBINATION"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (2) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.


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          (b) BUY-OUT RSU AND BUY-OUT OPTION GRANTS. Upon the occurrence of a
Change in Control of the Company, the Buy-Out RSUs and the Buy-Out Option, to the extent not vested and exercised by the Executive, shall immediately vest in full, the Buy-Out RSUs shall be immediately payable to Executive (unless payment shall be deferred in accordance with the terms thereof), and the Buy-Out Option shall be exercisable.

          (c) QUALIFYING TERMINATION. If, prior to Executive's attainment of age 65, Executive's employment is involuntarily terminated by the Company without Cause (and other than due to his Disability) or is voluntarily terminated by Executive for Good Reason, in either case only during the period commencing on the occurrence of a Change in Control of the Company and ending on the second anniversary of date of the Change in Control ("PROTECTION PERIOD"), then the Company shall pay or provide Executive with:

               (i) Executive's Accrued Obligations, payable in accordance with
     Section 8(a)(i);

               (ii) Any unpaid bonus earned with respect to any fiscal year ending on or preceding the date of termination, payable when bonuses are paid generally to senior executives for such year;

               (iii) A pro-rated annual bonus for the fiscal year in which such termination occurs, the amount of which shall be based on actual performance under the applicable bonus plan and the fraction the numerator of which is the number of days elapsed during the performance year through the date of termination and the denominator of which is 365, which pro-rated bonus shall be paid when bonuses are paid generally to senior executives for such year;

               (iv) A lump sum severance payment in the aggregate amount equal to the product of (A) the sum of (1) Executive's then Base Salary plus (2) his annual target bonus multiplied by (B) two (2);

               (v) Subject to Executive's continued co-payment of premiums, continued participation for two (2) years in the Company's medical benefits plan which covers Executive (and his eligible dependents) upon the same terms and conditions (except for the requirements of Executive's continued employment) in effect for active employees of the Company. In the event Executive obtains other employment that offers substantially similar or more favorable medical benefits, such continuation of coverage by the Company under this subsection shall immediately cease. The continuation of health benefits under this subsection shall reduce the period of coverage and count against Executive's right to healthcare continuation benefits under COBRA; and

               (vi) All of Executive's unvested stock option, restricted stock unit and other long-term incentive equity awards (including any Initial Term Annual Awards) shall become immediately fully vested, and such stock option awards shall be exercisable for the lesser of one year following the date of termination or the unexpired stated term of the grant.

          (d) EXCISE TAX.

               (i) If it is determined that any amount, right or benefit paid or payable (or otherwise provided or to be provided) to the Executive by the Company or any of its affiliates under this Agreement or any other plan, program or arrangement under which Executive participates or is a party, other than amounts payable under this Section 10(d), (collectively, the "PAYMENTS"), would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended ("CODE"), subject to the excise tax imposed by Section 4999 of the Code, as amended from time to time (the "EXCISE TAX"), and the present value of such Payments (calculated in a manner consistent with that set forth in the applicable regulations promulgated under Section 280G of the Code) is equal to or less than 110% of the threshold at which such amount becomes an "excess parachute payment," then the amount of the Payments payable to the Executive under this Agreement shall be reduced (a "REDUCTION") to the extent necessary so that no portion of such Payments payable to the Executive is subject to the Excise Tax.

               (ii) In the event it shall be determined that the amount of the Payments payable to the Executive is more than 110% greater than the threshold at which such amount becomes an "excess parachute payment," then the Executive shall be entitled to receive an additional payment from the Company (a "GROSS-UP PAYMENT") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income and employment taxes and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

               (iii) All determinations required to be made under this Section 10(d), including whether and when a Gross-Up Payment or a Reduction is required, the amount of such Gross-Up Payment or Reduction and the assumptions to be utilized in arriving at such determination, shall be made by an independent, nationally recognized accounting firm mutually acceptable to the Company and the Executive (the "AUDITOR"); provided that in the event a Reduction is determined to be required, the Executive may determine which Payments shall be reduced in order to comply with the provisions of this Section 10(d). The Auditor shall promptly provide detailed supporting calculations to both the Company and Executive following any determination that a Reduction or Gross-Up Payment is necessary. All fees and expenses of the Auditor shall be paid by the Company. Any Gross-Up Payment, as determined pursuant to this Section 10(d), shall be paid by the Company to the Executive within five (5) days of the receipt of the Auditor's determination. All determinations made by the Auditor shall be binding upon the Company and the Executive; provided that if, notwithstanding the Auditor's initial determination, the Internal Revenue Service (or other applicable taxing authority) determines that an additional Excise Tax is due with respect to the Payments, then the Auditor shall recalculate the amount of the Gross-Up Payment or Reduction Amount, if applicable, based upon the determinations made by the Internal Revenue Service (or other applicable taxing authority) after taking into account any additional interest and penalties (the "RECALCULATED AMOUNT") and the Company shall pay to the Executive the excess of the Recalculated Amount over the Gross-Up Payment initially paid to the Executive or the amount of the Payments after the Reduction, as applicable, within five (5) days of the receipt of the Auditor's recalculation the Gross-Up Payment.

     11. EXECUTIVE COVENANTS.

          (a) CONFIDENTIALITY. Executive agrees that Executive shall not, commencing on the date hereof and at all times thereafter, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, other than in the course of Executive's employment and for the benefit of the Company, any nonpublic, proprietary or confidential information, knowledge or data relating to the Company, any of its subsidiaries, affiliated companies or businesses, which shall have been obtained by Executive during Executive's employment by the Company. The foregoing shall not apply to information that (i) was known to the public prior to its disclosure to Executive; (ii) becomes known to the public subsequent to disclosure to Executive through no wrongful act of Executive or any representative of Executive; or (iii) Executive is required to disclose by applicable law, regulation or legal process (provided that Executive provides the Company with prior notice of the contemplated disclosure and reasonably cooperates with the Company at its expense in seeking a protective order or other appropriate protection of such information). Notwithstanding clauses (i) and (ii) of the preceding sentence, Executive's obligation to maintain such disclosed information in confidence shall not terminate where only portions of the information are in the public domain.

          (b) NONSOLICITATION. Commencing on the date hereof, and continuing during Executive's employment with the Company and for the eighteen (18) month period following termination of Executive's employment for any reason (a twenty-four (24) month post-employment period in the event of a termination of Executive's employment for any reason at any time during a Protection Period) ("RESTRICTED PERIOD"), Executive agrees that Executive shall not, without the prior written consent of the Company, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity: (i) solicit, recruit or employ (whether as an employee, officer, director, agent, consultant or independent contractor) any person who was or is at any time during the six
(6) months preceding Executive's termination of employment an employee, representative, officer or director of the Company; (ii) take any action to encourage or induce any employee, representative, officer or director of the Company to cease their relationship with the Company for any reason; or (iii) knowingly solicit, aid or induce any customer of the Company or any of its subsidiaries or affiliates to purchase goods or services then sold by the Company or any of its subsidiaries or affiliates from another person, firm, corporation or other entity or assist or aid any other persons or entity in identifying or soliciting any such customer.

          (c) NONCOMPETITION. Executive acknowledges that Executive performs services of a unique nature for the Company that are irreplaceable, and that Executive's performance of such services to a competing business will result in irreparable harm to the Company. Accordingly, during the Restricted Period, Executive agrees that Executive shall not, directly or indirectly, own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any person, firm, corporation or other entity, in whatever form, engaged in any business of the same type as any business in which the Company or any of its subsidiaries or affiliates is engaged on the date of termination or in which they have proposed, on or prior to such date, to be engaged in on or after such date at any time during the twelve (12)-month period ending with the date of termination, in any locale of any country in which the Company conducts business. This Section 11(c) shall not prevent Executive from owning not more than two percent (2%) of the total shares of all classes of stock outstanding of any publicly held entity engaged in such business.

          (d) NONDISPARAGEMENT. Each of Executive and the Company (for purposes hereof, "the Company" shall mean only (i) the Company by press release or other formally released announcement and (ii) the executive officers and directors thereof and not any other employees) agrees not to make any public statements that disparage the other party, or in the case of the Company, its respective affiliates, employees, officers, directors, products or services. Notwithstanding the foregoing, statements made in the course of sworn testimony in administrative, judicial or arbitral proceedings (including, without limitation, depositions in connection with such proceedings) shall not be subject to this Section 11(d). Executive's provision shall also not cover normal competitive statements which do not cite Executive's employment by the Company.

          (e) RETURN OF COMPANY PROPERTY AND RECORDS. Executive agrees that upon termination of Executive's employment, for any cause whatsoever, Executive will surrender to the Company in good condition (reasonable wear and tear excepted) all property and equipment belonging to the Company and all records kept by Executive containing the names, addresses or any other information with regard to customers or customer contacts of the Company, or concerning any proprietary or confidential information of the Company or any operational, financial or other documents given to Executive during Executive's employment with the Company.

          (f) COOPERATION. Executive agrees that, following termination of Executive's employment for any reason, Executive shall upon reasonable advance notice, and to the extent it does not interfere with previously scheduled travel plans and does not unreasonably interfere with other business activities or employment obligations, assist and cooperate with the Company with regard to any matter or project in which Executive was involved during Executive's employment, including any litigation. The Company shall compensate Executive for reasonable expenses incurred in connection with such cooperation and assistance.

          (g) ASSIGNMENT OF INVENTIONS. Executive will promptly communicate and disclose in writing to the Company all inventions and developments including software, whether patentable or not, as well as patents and patent applications (hereinafter collectively called "INVENTIONS"), made, conceived, developed, or purchased by Executive, or under which Executive acquires the right to grant licenses or to become licensed, alone or jointly with others, which have arisen or jointly with others, which have arisen or may arise out of Executive's employment, or relate to any matters pertaining to, or useful in connection therewith, the business or affairs of the Company or any of its subsidiaries. Included herein as if developed during the employment period is any specialized equipment and software developed for use in the business of the Company. All of Executive's right, title and interest in, to, and under all such Inventions, licenses, and right to grant licenses shall be the sole property of the Company. Any such Inventions disclosed to anyone by Executive within one (1) year after the termination of employment for any cause whatsoever shall be deemed to have been made or conceived by Executive during the Term. As to all such Inventions, Executive will, upon request of the Company execute all documents which the Company deems necessary or proper to enable it to establish title to such Inventions or other rights, and to enable it to file and prosecute applications for letters patent of the United States and any foreign country; and do all things (including the giving of evidence in suits and other proceedings) which the Company deems necessary or proper to obtain, maintain, or assert patents for any and all such Inventions or to assert its rights in any Inventions not patented.

          (h) EQUITABLE RELIEF AND OTHER REMEDIES. The parties acknowledge and agree that the other party's remedies at law for a breach or threatened breach of any of the provisions of this Section 11 would be inadequate and, in recognition of this fact, the parties agree that, in the event of such a breach or threatened breach, in addition to any remedies at law, the other party, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

          (i) REFORMATION. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 11 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

          (j) SURVIVAL OF PROVISIONS. The obligations of Executive set forth in this Section 11 shall survive the termination of Executive's employment by the Company and the termination or expiration of this Agreement and shall be fully enforceable thereafter.

     12. NO ASSIGNMENTS.

          (a) This Agreement is personal to each of the parties hereto. Except as provided in Section 12(b) below, no party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto.

          (b) The Company shall assign this Agreement to any successor to all or substantially all of the business or assets of the Company provided that the Company shall require such successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place and shall deliver a copy of such assignment to Executive.

     13. NOTICE. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered by hand,
(b) on the first business day following the date of deposit if delivered by guaranteed overnight delivery service, or (d) on the fourth business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to Executive:

          At the address shown on the records of the Company

          If to the Company:

          Belden CDT Inc.
          7701 Forsyth Boulevard
          Suite 800
          St. Louis, Missouri 63105
          Attn: General Counsel

          or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     14. SECTION HEADINGS; INCONSISTENCY. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement. In the event of any inconsistency between this Agreement and any other agreement (including but not limited to any option, long-term incentive or other equity award agreement), plan, program, policy or practice of the Company, the terms of this Agreement shall control.

     15. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity of unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     16. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement, other than injunctive relief under Section 11(h) hereof or damages for breach of Section 11, shall be settled exclusively by arbitration, conducted before a single arbitrator in St. Louis, Missouri, administered by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules then in effect. The single arbitrator shall be selected by the mutual agreement of the Company and Executive, unless the parties are unable to agree to an arbitrator, in which case, the arbitrator will be selected under the procedures of the AAA. The arbitrator will have the authority to permit discovery and to follow the procedures that Executive or she determines to be appropriate. The arbitrator will have no power to award consequential (including lost profits), punitive or exemplary damages. The decision of the arbitrator will be final and binding upon the parties hereto. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Each party shall bear its own legal fees and costs and equally divide the forum fees and cost of the arbitrator.

     17. INDEMNIFICATION; LIABILITY INSURANCE. The Company and Executive shall enter into the Company's standard form of indemnification agreement governing his conduct as an officer and director of the Company.

     18. AMENDMENTS; WAIVER. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and such officer or director as may be designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     19. ENTIRE AGREEMENT; MISCELLANEOUS. This Agreement together with all exhibits hereto sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of law principles. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation and of the word "or" shall be inclusive and not exclusive.

     20. CODE SECTION 409A. It is intended that any amounts payable under this Agreement and the Company's and Executive's exercise of authority or discretion hereunder shall comply with the provisions of Section 409A of the Code and the treasury regulations relating thereto so as not to subject Executive to the payment of interest and tax penalty which may be imposed under Section 409A. In furtherance of this interest, anything to the contrary herein notwithstanding, no amounts shall be payable to Executive before such time as such payment fully complies with the provisions of Section 409A and, to the extent that any regulations or other guidance issued under Section 409A after the date of this Agreement would result in Executive being subject to payment of interest and tax penalty under Section 409A, the parties agree to amend this Agreement in order to bring this Agreement into compliance with Section 409A.

     21. FULL SETTLEMENT. Except as set forth in this Agreement, the Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including without limitation, set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others, except to the extent any amounts are due the Company or its subsidiaries or affiliates pursuant to a judgment against Executive. In no event shall Executive be obliged to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned by Executive as a result of employment by another employer, except as set forth in this Agreement.

     22. REPRESENTATION. Executive represents to the Company that Executive has a Noncompetition Agreement with his former employer ("NONCOMPETITION AGREEMENT"), a copy of which has been provided by Executive to the Company. Executive represents and warrants that to the best of his knowledge and belief that the Noncompetition Agreement does not interfere with his legal right to enter into this Agreement and to perform all of the obligations on Executive's part to be performed hereunder in accordance with its terms. Executive further represents, warrants and covenants that he shall comply by all covenants and restrictions that apply to Executive under the Noncompetition Agreement. Executive further represents that he is not a party to any other agreement or understanding, written or oral, which could prevent Executive from entering into this Agreement or performing all of Executive's obligations hereunder.

     In the event that Executive is sued by his former employer based on a claim or claims that his employment by the Company violates the specific restriction against performing services for a competitor under the Noncompetition Agreement, the Company agrees to defend, indemnify and hold harmless Executive from damages or amounts paid in settlement to his former employer and Executive's reasonable attorneys' fees (such counsel to be approved by the Company in its reasonable discretion) incurred in connection with any such action; provided (a) such indemnification shall cease, and all amounts paid to Executive shall be immediately refunded to the Company and Executive shall immediately forfeit all right to reimbursement of all amounts incurred by Executive pursuant to such indemnification, in the event that Executive breaches any other covenant under the Noncompetition Agreement (including, without limitation, covenants against soliciting customers or employees and nondisclosure), (b) a termination of Executive's employment by the Company following the issuance of a permanent injunction granted to such former employer for a breach of any provision of the Noncompetition Agreement, or an injunction which injunction prevents Executive from performing his duties hereunder for more than 90 days, shall be deemed to be a voluntary termination by Executive (without Good Reason, if applicable) hereunder, and (c) the Company shall direct and control any such litigation in which the Company also is a party.

     23. WITHHOLDING. The Company may withhold from any and all amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

     24. AGREEMENT OF THE PARTIES. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto. Neither Executive nor the Company shall be entitled to any presumption in connection with any determination made hereunder in connection with any arbitration, judicial or administrative proceeding relating to or arising under this Agreement.

     25. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instruments.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

                                        BELDEN CDT INC.


                                        By: /s/ Glenn Kalnasy
                                            ------------------------------------
                                        Name: Glenn Kalnasy
                                        Its: Director


                                        /s/ JOHN STROUP
                                        ----------------------------------------
                                        John Stroup

                                    EXHIBIT A

                           BUY-OUT STOCK OPTION GRANT

                                 BELDEN CDT INC.

                    2001 LONG-TERM PERFORMANCE INCENTIVE PLAN

                      NON-QUALIFIED STOCK OPTION AGREEMENT

     THIS AGREEMENT is effective October __, 2005 (the "GRANT DATE") by and between Belden CDT Inc., a Delaware corporation (the "COMPANY") and John Stroup ("OPTIONEE").

     IT IS HEREBY AGREED:

     1. GRANT OF OPTION. The Company hereby grants to Optionee a non-qualified stock option ("OPTION") to purchase 100,000 Common Shares, at the price of $__.__ per share, which price is the Fair Market Value of one share of Common Shares on the date on which the Option is granted. The Option is granted, pursuant to the Executive Employment Agreement between Optionee and the Company, dated September 26, 2005 ("EMPLOYMENT AGREEMENT"), under the Company's 2001 Long-Term Performance Incentive Plan (the "PLAN"), and is subject to the terms and conditions of the Plan. To the extent any terms and conditions herein conflict with the terms and conditions of the Plan, the terms and conditions of the Plan shall control. Capitalized terms used in this Agreement without further definition shall have the same meanings given to such terms in the Plan. Copies of the Plan are available from the Secretary of the Company. "COMMON SHARES" shall mean the Company's common stock, having a par value of $0.01 per share, as defined in the Plan.

     2. VESTING, EXPIRATION AND TERMINATION OF OPTION.

          (a) The Option shall have a term expiring on the tenth anniversary of the Grant Date ("TERM"), or earlier pursuant to Section 2(c).

          (b) Subject to Section 2(c) and 2(d) hereof, the Option shall be vested and exercisable pursuant to the following schedule, provided that the Optionee has been in the continuous employ of the Company or its subsidiaries through the periods set forth:

     VESTING DATE       PORTION OF OPTION THAT IS VESTED AND EXERCISABLE
     ------------       ------------------------------------------------
 First Anniversary of          A Total of One-Third of the Option
    the Grant Date
Second Anniversary of          A Total of Two-Thirds of the Option
    the Grant Date
 Third Anniversary of         A Total of Three-Thirds of the Option
    the Grant Date

          (c) Upon the occurrence of a Change in Control of the Company (as defined in Section 10(a) of the Employment Agreement), the unvested portion of the Option shall immediately vest in full and shall be exercisable.

          (d) If Optionee's employment terminates during the Term, then Optionee's vesting and exercise rights under the Option shall be as set forth at
Section 8 (vesting and exercise) or Section 10(c) (exercise) of the Employment Agreement, as the case may be.

     3. HOW TO EXERCISE. Optionee may exercise the Option by following the procedures the Company has in place at the time of exercise. Optionee shall contact Mellon Investor Services at 888-253-4520 (U.S. callers) or 201-296-4487 (International callers) if Optionee has questions regarding exercising options. To exercise the Option, in whole or in part, by a person other than Optionee, the Company must have appropriate documentation evidencing the rights of Optionee's beneficiary(s). The Company will then notify Mellon to allow beneficiary(s) to exercise the Option. Beneficiary(s) will be able to exercise the Option by contacting a Mellon Call Service Representative at the above referenced telephone numbers. Payment of the full purchase price (including any related tax obligations) may be made (i) in cash, (ii) in shares of the Company's common stock that Optionee has held for at least six months (valued at the average of the high and the low price of such common stock, as traded on the New York Stock Exchange ("NYSE"), or a replacement national securities exchange, on the date of exercise of the Option), or (iii) to the extent permitted by applicable law, as a cashless exercise (i.e., the option exercise price is advanced by a broker and tendered to the Company), or a combination of the foregoing, or such other consideration as the Compensation Committee may deem appropriate, all as determined by and subject to the terms, conditions and restrictions established by the Compensation Committee. Upon the proper exercise of the Option, the Company shall issue in Optionee's name and deliver to Optionee (or to Optionee 's permitted representative and in their name upon Optionee's death, above), in either book entry or certificate form (at the discretion of the Company) through the Company's transfer agent, the number of shares acquired through the exercise. Optionee will not have any rights as a shareholder of the Company with respect to any unexercised portion of the Option.

     4. SECURITIES LAWS. The Option granted under this Agreement is subject to the Company's registering the Common Shares under applicable securities laws. Optionee's Option shall not be exercised if the exercise would violate:

          (a) Any applicable state securities law;

          (b) Any applicable registration or other requirements under the Securities Act of 1933, as amended (the "ACT") the Securities Exchange Act of 1934, as amended, or the listing requirements of the NYSE; or

          (c) Any applicable legal requirements of any governmental authority.

     Furthermore, if a registration statement with respect to the Common Shares to be issued upon the exercise of this Option is not in effect or if counsel for the Company deems it necessary or desirable to avoid a possible violation of the Act, the Company may require, as a condition to its issuance and delivery of certificates for the Shares (or recording a book-entry of the issuance of shares), the delivery to the Company of a commitment in writing by the person exercising the option rights that at the time of such exercise it is his intention to acquire such Common Shares for his own account for investment only and not with a view to, or for resale in connection with, the distribution thereof. Such person understands that the Common Shares may be "restricted securities" as defined in Rule 144 issued under the Act and that any resale, transfer or other disposition of the Shares will be accomplished only in compliance with Rule 144 of the Act, or other or subsequent applicable rules and regulations under the Act. The Company may place on the certificates evidencing the Shares an appropriate legend reflecting such commitment and the Company may refuse to permit transfer of the certificates until it has been furnished with evidence satisfactory to it that no violation of the Act (or the rules and regulations under the Act) would be involved in such transfer.

     5. UNDERSTANDING. Nothing in these terms and conditions will limit or restrict any right that the Company may have with respect to Optionee's employment, subject to the Employment Agreement.

     6. NON-ASSIGNMENT OF RIGHTS. Optionee may not assign or transfer any portion or all of the Options or rights granted thereunder except by will or by the laws of descent and distribution.

     7. EMPLOYMENT BY COMPANY. For purposes of this Agreement, employment by a parent or subsidiary of or a successor to the Company shall be considered employment by the Company.

     8. PLAN ADMINISTRATOR. The Compensation Committee of the Company has authority, subject to the applicable plan provisions, (i) to construe this Agreement and the Plan, (ii) to establish, amend and rescind rules and regulations relating to the Plans, (iii) to modify these terms and conditions (not otherwise adverse to Optionee), and (iv) to make all other determinations that in the judgment of the Compensation Committee are necessary or desirable for the administration of the Plan. The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the plans or in these terms and conditions in the manner and to the extent it shall deem expedient to carry out the intent of the plans. All action by the Compensation Committee under the provisions of this paragraph shall be conclusive for all purposes.

     9. INCORPORATION OF PLAN. The Options granted herein is subject to the provisions of the Plan, which are incorporated by reference into these terms and conditions.

     10. INCONSISTENCY. In the event of any inconsistency between this Agreement and the Employment Agreement, the Employment Agreement shall control.

     11. CHOICE OF LAW. These terms and conditions shall be construed and enforced in accordance with Delaware law, other than any choice of law provisions calling for the application of the laws of another state.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

                                        BELDEN CDT INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------


                                        ----------------------------------------
                                        John Stroup

                                    EXHIBIT B

                           BUY-OUT STOCK OPTION GRANT

                                 BELDEN CDT INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT

     THIS AGREEMENT is effective October __, 2005 (the "GRANT DATE") by and between Belden CDT Inc., a Delaware corporation (the "COMPANY") and John Stroup ("OPTIONEE").

     IT IS HEREBY AGREED:

     1. GRANT OF OPTION. The Company hereby grants to Optionee a non-qualified stock option ("OPTION") to purchase _______________ Common Shares, at the price of $__.__ per share, which price is the Fair Market Value of one share of Common Shares on the date on which the Option is granted. The Option is granted, pursuant to the Executive Employment Agreement between Optionee and the Company, dated September 26, 2005 ("EMPLOYMENT AGREEMENT"). This Option is not granted under the Company's 2001 Long-Term Performance Incentive Plan (the "PLAN"); provided, that for all purposes hereunder, this Option shall be subject to the terms and conditions of the Plan as if it had been granted under the Plan. Capitalized terms used in this Agreement without further definition shall have the same meanings given to such terms in the Plan. Copies of the Plan are available from the Secretary of the Company. "COMMON SHARES" shall mean the Company's common stock, having a par value of $0.01 per share, as defined in the Plan.

     2. VESTING, EXPIRATION AND TERMINATION OF OPTION.

          (a) The Option shall have a term expiring on the tenth anniversary of the Grant Date ("TERM"), or earlier pursuant to Section 2(c).

          (b) Subject to Section 2(c) and 2(d) hereof, the Option shall be vested and exercisable pursuant to the following schedule, provided that the Optionee has been in the continuous employ of the Company or its subsidiaries through the periods set forth:

     VESTING DATE       PORTION OF OPTION THAT IS VESTED AND EXERCISABLE
     ------------       ------------------------------------------------
 First Anniversary of          A Total of One-Third of the Option
    the Grant Date
Second Anniversary of          A Total of Two-Thirds of the Option
    the Grant Date
 Third Anniversary of         A Total of Three-Thirds of the Option
    the Grant Date

          (c) Upon the occurrence of a Change in Control of the Company (as defined in Section 10(a) of the Employment Agreement), the unvested portion of the Option shall immediately vest in full and shall be exercisable.

          (d) If Optionee's employment terminates during the Term, then Optionee's vesting and exercise rights under the Option shall be as set forth at
Section 8 (vesting and exercise) or Section 10(c) (exercise) of the Employment Agreement, as the case may be.

     3. HOW TO EXERCISE. Optionee may exercise the Option by following the procedures the Company has in place at the time of exercise. Optionee shall contact Mellon Investor Services at 888-253-4520 (U.S. callers) or 201-296-4487 (International callers) if Optionee has questions regarding exercising options. To exercise the Option, in whole or in part, by a person other than Optionee, the Company must have appropriate documentation evidencing the rights of Optionee's beneficiary(s). The Company will then notify Mellon to allow beneficiary(s) to exercise the Option. Beneficiary(s) will be able to exercise the Option by contacting a Mellon Call Service Representative at the above referenced telephone numbers. Payment of the full purchase price (including any related tax obligations) may be made (i) in cash, (ii) in shares of the Company's common stock that Optionee has held for at least six months (valued at the average of the high and the low price of such common stock, as traded on the New York Stock Exchange ("NYSE"), or a replacement national securities exchange, on the date of exercise of the Option), or (iii) to the extent permitted by applicable law, as a cashless exercise (i.e., the option exercise price is advanced by a broker and tendered to the Company), or a combination of the foregoing, or such other consideration as the Compensation Committee may deem appropriate, all as determined by and subject to the terms, conditions and restrictions established by the Compensation Committee. Upon the proper exercise of the Option, the Company shall issue in Optionee's name and deliver to Optionee (or to Optionee 's permitted representative and in their name upon Optionee's death, above), in either book entry or certificate form (at the discretion of the Company) through the Company's transfer agent, the number of shares acquired through the exercise. Optionee will not have any rights as a shareholder of the Company with respect to any unexercised portion of the Option.

     4. SECURITIES LAWS. The Option granted under this Agreement is subject to the Company's registering the Common Shares under applicable securities laws. Optionee's Option shall not be exercised if the exercise would violate:

          (a) Any applicable state securities law;

          (b) Any applicable registration or other requirements under the Securities Act of 1933, as amended (the "ACT") the Securities Exchange Act of 1934, as amended, or the listing requirements of the NYSE; or

          (c) Any applicable legal requirements of any governmental authority.

     Furthermore, if a registration statement with respect to the Common Shares to be issued upon the exercise of this Option is not in effect or if counsel for the Company deems it necessary or desirable to avoid a possible violation of the Act, the Company may require, as a condition to its issuance and delivery of certificates for the Shares (or recording a book-entry of the issuance of shares), the delivery to the Company of a commitment in writing by the person exercising the option rights that at the time of such exercise it is his intention to acquire such Common Shares for his own account for investment only and not with a view to, or for resale in connection with, the distribution thereof. Such person understands that the Common Shares may be "restricted securities" as defined in Rule 144 issued under the Act and that any resale, transfer or other disposition of the Shares will be accomplished only in compliance with Rule 144 of the Act, or other or subsequent applicable rules and regulations under the Act. The Company may place on the certificates evidencing the Shares an appropriate legend reflecting such commitment and the Company may refuse to permit transfer of the certificates until it has been furnished with evidence satisfactory to it that no violation of the Act (or the rules and regulations under the Act) would be involved in such transfer. The foregoing to the contrary notwithstanding, prior to vesting of the Option the Company shall use its reasonable efforts to cause a Form S-8 registration statement respecting the Option to be filed and adopted pursuant to the Act.

     5. UNDERSTANDING. Nothing in these terms and conditions will limit or restrict any right that the Company may have with respect to Optionee's employment, subject to the Employment Agreement.

     6. NON-ASSIGNMENT OF RIGHTS. Optionee may not assign or transfer any portion or all of the Options or rights granted thereunder except by will or by the laws of descent and distribution.

     7. EMPLOYMENT BY COMPANY. For purposes of this Agreement, employment by a parent or subsidiary of or a successor to the Company shall be considered employment by the Company.

     8. PLAN ADMINISTRATOR. The Compensation Committee of the Company has authority, subject to the applicable plan provisions, (i) to construe this Agreement and the Plan, (ii) to establish, amend and rescind rules and regulations relating to the Plans, (iii) to modify these terms and conditions (not otherwise adverse to Optionee), and (iv) to make all other determinations that in the judgment of the Compensation Committee are necessary or desirable for the administration of the Plan. The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the plans or in these terms and conditions in the manner and to the extent it shall deem expedient to carry out the intent of the plans. All action by the Compensation Committee under the provisions of this paragraph shall be conclusive for all purposes.

     9. INCORPORATION OF PLAN. The provisions of the Plan are incorporated by reference into these terms and conditions.

     10. INCONSISTENCY. To the extent any terms and conditions herein conflict with the terms and conditions of the Plan, the terms and conditions of the Plan shall control. In the event of any inconsistency between either this Agreement or the Plan, and the Employment Agreement, the Employment Agreement shall control.

     11. CHOICE OF LAW. These terms and conditions shall be construed and enforced in accordance with Delaware law, other than any choice of law provisions calling for the application of the laws of another state.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

                                        BELDEN CDT INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------


                                        ----------------------------------------
                                        John Stroup

                                    EXHIBIT C

                                BUY-OUT RSU GRANT

                                 BELDEN CDT INC.

                         RESTRICTED STOCK UNIT AGREEMENT

     THIS AGREEMENT is effective October __, 2005 (the "GRANT DATE") by and between Belden CDT Inc., a Delaware corporation (the "COMPANY") and John Stroup ("GRANTEE").

     WHEREAS, the Grantee is the President and Chief Executive Officer of the Company pursuant to an Executive Employment Agreement between Grantee and the Company, dated September 26, 2005 ("EMPLOYMENT AGREEMENT").

     WHEREAS, pursuant to the Employment Agreement, the Grantee has been selected by the Compensation Committee of the Board of Directors of the Company (the "BOARD") to receive a grant of ____________ restricted stock units ("RSUS") representing ____________ shares (the "SHARES") of the Company's common stock, $0.01 par value per share (the "COMMON STOCK"), subject to certain restrictions, and to enter into a Restricted Stock Unit Agreement in the form hereof.

     NOW THEREFORE, subject to the terms and conditions set forth herein:

     1. GRANT OF RSUs. The Company hereby grants to the Grantee on the Grant Date ______________ RSUs. Each RSU represents the right to receive one (1) Share. Each RSU shall vest and become nonforfeitable ("VEST") in accordance with
Section 2 below. The Company shall hold the RSUs in book-entry form. The Grantee shall have no direct or secured claim in any specific assets of the Company or the Shares of Stock to be issued to Grantee under Section 4(a) hereof and will have the status of a general unsecured creditor of the Company. The RSUs are not granted under the Company's 2001 Long-Term Performance Incentive Plan (the "PLAN"); provided, that for all purposes hereunder, this grant shall be subject to the terms and conditions of the Plan as if the RSUs had been granted under the Plan. Capitalized terms used in this Agreement without further definition shall have the same meanings given to such terms in the Plan.

     2. VESTING.

          (a) Generally. Subject to the acceleration of the Vesting or the forfeiture and termination of the RSUs pursuant to Section 2(b) below, all of the RSUs shall Vest on September 26, 2010 provided that the Grantee has been continuously employed by the Company through such date.

          (b) Change in Control. Immediately preceding the occurrence of a Change in Control of the Company (as defined in Section 10(a) of the Employment Agreement), the unvested RSUs shall immediately vest in full and shall be immediately payable, subject to any deferral pursuant to an election under
Section 4(b) hereof.

          (c) Termination of Employment; Expiration of the Term. The unvested RSUs shall vest or be forfeited upon a termination of Grantee's employment, or upon the expiration of the Term (as defined in the Employment Agreement) as set forth in the applicable subsection of Section 8 of the Employment Agreement. Any forfeited RSUs shall be immediately cancelled and shall terminate. All Vested RSUs shall be paid to Grantee as provided at Section 4 hereof.

     3. NO TRANSFER OR ASSIGNMENT OF RSUs; RESTRICTIONS ON SALE. Except as otherwise provided in this Agreement, the RSUs and the rights and privileges conferred thereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process until the Shares underlying the RSUs are delivered to the Grantee or his designated representative. The Grantee agrees not to sell any Shares at any time when applicable laws or Company policies prohibit a sale. This restriction shall apply as long as the Grantee is an employee, consultant or director of the Company or a subsidiary of the Company.

     4. DELIVERY OF SHARES.

          (a) Issuance of Shares. As of the date in which the RSUs Vest, the Company shall issue to the Grantee a stock certificate (or register Shares of Common Stock in book-entry form) representing a number of Shares of Stock equal to the number of RSUs then vested; provided, such issuance shall be deferred until the first such later date after Vesting as may be required to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended ("CODE").

          (b) Deferral. Grantee may defer the issuance of his Vested Shares by his written election delivered to the Board made (i) prior to the date Shares become issuable to Grantee under Section 2(b) or Section 4(a), (ii) on a date and in substance compliant in all respects with any applicable restrictions under Section 409A of the Code and (iii) in a form acceptable to the Committee.

          (c) Withholding Taxes. At the time Shares of Common Stock are issued to Grantee, the Company shall satisfy the minimum statutory Federal, state and local withholding tax obligation (including the FICA and Medicare tax obligation) required by law with respect to the distribution of Shares from one or more of the following methods, as Grantee elects: (i) the Company shall withhold cash compensation then accrued and payable to Grantee of such required withholding amount, (ii) the Grantee may tender a check or other payment of cash to the Company of such required withholding amount, or (iii) by withholding from Shares issuable to Grantee hereunder having an aggregate Fair Market Value equal to the amount of such required withholding.

     5. LEGALITY OF INITIAL ISSUANCE. No Shares shall be issued unless and until the Company has determined that:

          (a) It and the Grantee, at Company's expense, have taken any actions required to register the Shares under the Securities Act of 1933, as amended ("ACT") or to perfect an exemption from the registration requirements thereof;

          (b) Any applicable listing requirement of any stock exchange or other securities market on which the Common Stock is listed has been satisfied;

          (c) Any other applicable provision of state or federal law has been satisfied; and

          (d) The foregoing to the contrary notwithstanding, prior to issuance of Shares pursuant to Section 4, the Company shall use its reasonable efforts to cause a Form S-8 registration statement to be filed and adopted pursuant to the Act.

     6. MISCELLANEOUS PROVISIONS.

          (a) Rights as a Stockholder. Neither the Grantee nor the Grantee's representative shall have any rights as a stockholder with respect to any Shares underlying the RSUs until the date that the Company is obligated to deliver such Shares to the Grantee or the Grantee's representative.

          (b) Dividend Equivalents. As of each dividend date with respect to Shares of Common Stock, a dollar amount equal to the amount of the dividend that would have been paid on the number of Shares of Common Stock equal to the number of RSUs held by Grantee as of the close of business on the record date for such dividend shall be converted into a number of restricted stock units equal to the number of whole and fractional shares of Common Stock that could have been purchased at the closing price on the dividend payment date with such dollar amount. In the case of any dividend declared on shares of Common Stock which is payable in shares of Common Stock, Grantee shall be credited with an additional number of restricted stock units equal to the product of (x) the number of his restricted stock units then held on the related dividend record date multiplied by the (y) the number of shares of Common Stock (including any fraction thereof) distributable as a dividend on a share of Common Stock. All such dividend equivalents credited to Grantee shall be added to and in all respects thereafter be treated as RSUs hereunder.

          (c) No Retention Rights. Nothing in this Agreement shall confer upon the Grantee any right to continue in the employment or service of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or of the Grantee, which rights are hereby expressly reserved by each, to terminate his employment or service at any time and for any reason, with or without Cause.

          (d) Anti-Dilution. In the event that any change in the outstanding Shares of Common Stock of the Company (including an exchange of Common Stock for stock or other securities of another corporation) occurs by reason of a Common Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of Shares or other similar corporate changes, other than for consideration received by the Company therefor, the number of RSUs awarded hereunder, and the number of Shares distributable pursuant to Vested RSUs, shall be appropriately adjusted by the Compensation Committee of the Board ("COMPENSATION COMMITTEE") whose determination shall be conclusive; provided, however that fractional Shares shall be rounded to the nearest whole share. In the event of any other change in the Common Stock, the Compensation Committee shall in its sole discretion determine whether such change equitably requires a change in the number or type of Shares subject to RSUs and any adjustment made by the Committee shall be conclusive.

          (e) Incorporation of Plan. The provisions of the Plan are incorporated by reference into these terms and conditions.

          (f) Inconsistency. To the extent any terms and conditions herein conflict with the terms and conditions of the Plan, the terms and conditions of the Plan shall control. In the event of any inconsistency between either this Agreement or the Plan, and the Employment Agreement, the Employment Agreement shall control.

          (g) Notices. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or upon deposit with a reputable overnight courier. Notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he most recently provided to the Company.

          (h) Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof. No alteration or modification of this Agreement shall be valid except by a subsequent written instrument executed by the parties hereto. No provision of this Agreement may be waived except by a writing executed and delivered by the party sought to be charged. Any such written waiver will be effective only with respect to the event or circumstance described therein and not with respect to any other event or circumstance, unless such waiver expressly provides to the contrary. In the event of any inconsistency between this Agreement and the Employment Agreement, the Employment Agreement shall control.

          (i) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State, without giving effect to the choice of law provisions thereof.

          (j) Successors.

               (i) This Agreement is personal to the Grantee and, except as otherwise provided in Section 3 above, shall not be assignable by the Grantee otherwise than by will or the laws of descent and distribution, without the written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by the Grantee's legal representatives.

               (ii) This Agreement shall inure to the benefit of and be binding upon Company and its successors. It shall not be assignable except in connection with the sale or other disposition of all or substantially all the assets or business of the Company.

          (k) Severability. If any provision of this Agreement for any reason should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion thereof, which remaining provision or portion thereof shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion thereof eliminated.

          (l) Headings. The headings, captions and arrangements utilized in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement.

          (m) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

     This Agreement is executed by the Company as of the date and year first written above.

                                        BELDEN CDT INC.


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

     The undersigned Grantee hereby acknowledges receipt of an executed original of this Agreement and accepts the RSUs granted hereunder, subject to the terms and conditions hereinabove set forth.


                                        ----------------------------------------
                                        John Stroup, Grantee

Date:                 , 2005
      ----------------

                                    EXHIBIT D

                          GENERAL RELEASE OF ALL CLAIMS

     1. For and in consideration of the promises made in the Executive Employment Agreement (defined below), the adequacy of which is hereby acknowledged, the undersigned ("EXECUTIVE"), for himself, his heirs, administrators, legal representatives, executors, successors, assigns, and all other persons claiming through Executive, if any (collectively, "RELEASERS"), does hereby release, waive, and forever discharge Belden CDT Inc. ("COMPANY"), the Company's subsidiaries, parents, affiliates, related organizations, employees, officers, directors, attorneys, successors, and assigns (collectively, the "RELEASEES") from, and does fully waive any obligations of Releasees to Releasers for, any and all liability, actions, charges, causes of action, demands, damages, or claims for relief, remuneration, sums of money, accounts or expenses (including attorneys' fees and costs) of any kind whatsoever, whether known or unknown or contingent or absolute, which heretofore has been or which hereafter may be suffered or sustained, directly or indirectly, by Releasers in consequence of, arising out of, or in any way relating to Executive's employment with the Company or any of its affiliates or the termination of Executive's employment. The foregoing release and discharge, waiver and covenant not to sue includes, but is not limited to, all claims and any obligations or causes of action arising from such claims, under common law including wrongful or retaliatory discharge, breach of contract (including but not limited to any claims under the Employment Agreement between the Company and Executive, dated ___________, 2005, [as amended] (the "EMPLOYMENT AGREEMENT") and any claims under any stock option and restricted stock units agreements between Executive and the Company) and any action arising in tort including libel, slander, defamation or intentional infliction of emotional distress, and claims under any federal, state or local statute including Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866 and 1871 (42 U.S.C.
Section 1981), the National Labor Relations Act, the Age Discrimination in Employment Act (ADEA), the Fair Labor Standards Act, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Missouri Human Rights Act (R.S. MO Section 213.010 et seq.), or the discrimination or employment laws of any state or municipality, or any claims under any express or implied contract which Releasers may claim existed with Releasees. This release and waiver does not apply to any claims or rights that may arise after the date Executive signs this General Release. The foregoing release does not apply to any claims of indemnification under the Employment Agreement or a separate indemnification agreement with the Company or rights of coverage under directors and officers liability insurance.

     2. Excluded from this release and waiver are any claims which cannot be waived by law, including but not limited to the right to participate in an investigation conducted by certain government agencies. Executive does, however, waive Executive's right to any monetary recovery should any agency (such as the Equal Employment Opportunity Commission) pursue any claims on Executive's behalf. Executive represents and warrants that Executive has not filed any complaint, charge, or lawsuit against the Releasees with any government agency or any court.

     3. Executive agrees never to sue Releasees in any forum for any claim covered by the above waiver and release language, except that Executive may bring a claim under the ADEA to challenge this General Release or as otherwise provided in this General Release. If

Executive violates this General Release by suing Releasees, other than under the ADEA or as otherwise set forth in Section 1 hereof, Executive shall be liable to the Company for its reasonable attorneys' fees and other litigation costs incurred in defending against such a suit. Nothing in this General Release is intended to reflect any party's belief that Executive's waiver of claims under ADEA is invalid or unenforceable, it being the interest of the parties that such claims are waived.

     4. Executive acknowledges, agrees and affirms that he is subject to certain post-employment covenants pursuant to Section 11 of the Employment Agreement, which covenants survive the termination of his employment and the execution of this General Release.

     5. Executive acknowledges and recites that:

          (a) Executive has executed this General Release knowingly and voluntarily;

          (b) Executive has read and understands this General Release in its entirety;

          (c) Executive has been advised and directed orally and in writing (and this subparagraph (c) constitutes such written direction) to seek legal counsel and any other advice he wishes with respect to the terms of this General Release before executing it;

          (d) Executive's execution of this General Release has not been coerced by any employee or agent of the Company; and

          (e) Executive has been offered twenty-one (21) calendar days after receipt of this General Release to consider its terms before executing it.

     6. This General Release shall be governed by the internal laws (and not the choice of laws) of the State of Delaware, except for the application of pre-emptive Federal law.

     7. Executive shall have seven (7) days from the date hereof to revoke this General Release by providing written notice of the revocation to the Company, as provided in Section 13 of the Employment Agreement, upon which revocation this General Release shall be unenforceable and null and void and in the absence of such revocation this General Release shall be binding and irrevocable by Executive.

     PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.


Date:                        , 20
      -----------------------    --     EXECUTIVE:

                                        ----------------------------------------

                                        ----------------------------------------
                                        [Insert Name]


                                       D-2